EX-99.d.1.iii

AMENDMENT NO. 3 TO

EXHIBIT A

OF THE INVESTMENT MANAGEMENT AGREEMENT

     THIS EXHIBIT to the Investment Management Agreement dated December 15, 1999 (the “Agreement”) between DELAWARE VIP® TRUST and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust (the “Investment Manager”), amended as of the 7th day of July, 2009, lists the Series for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Series and the date on which the Agreement became effective for each Series.

Series Name	Effective Date	Management Fee Schedule
(as a percentage of
average daily net assets)
Annual Rate

Delaware VIP Cash Reserve	December 15, 1999	0.45% on first $500 million
Series		0.40% on next $500 million
0.35% on next $500 million
0.30% on assets in excess of
$2,500 million

Delaware VIP Diversified	May 20, 2003	0.65% on first $500 million
Income Series		0.60% on next $500 million
0.55% on next $500 million
0.50% on assets in excess of
$2,500 million

Delaware VIP Emerging Markets	September 24, 2004	1.25% on the first $500 million
Series		1.20% on the next $500 million
1.15% on the next $1.5 billion
1.10% on assets in excess of $2.5
billion

Delaware VIP Growth	December 15, 1999	0.75% on first $500 million
Opportunities Series		0.70% on next $500 million
0.65% on next $500 million
0.60% on assets in excess of
$2,500 million

Delaware VIP High Yield Series	December 15, 1999	0.65% on first $500 million
0.60% on next $500 million
0.55% on next $500 million
0.50% on assets in excess of
$2,500 million

Delaware VIP® International	September 24, 2004	0.85% on the first $500 million
Value Equity Series		0.80% on the next $500 million
0.75% on the next $1.5 billion
0.70% on assets in excess of $2.5
billion

Delaware VIP Limited-Term	December 15, 1999	0.50% on first $500 million
Diversified Income Series		0.475% on next $500 million
0.45% on next $500 million
(formerly Delaware VIP Capital		0.425% on assets in excess of
Reserves Series)		$2,500 million

Delaware VIP REIT Series	December 15, 1999	0.75% on first $500 million
0.70% on next $500 million
0.65% on next $500 million
0.60% on assets in excess of
$2,500 million

Delaware VIP Select Growth	December 15, 1999	0.75% on first $500 million
Series		0.70% on next $500 million
0.65% on next $1,500 million
0.60% on assets in excess of
$2,500 million

Delaware VIP Small Cap Value	December 15, 1999	0.75% on first $500 million
Series		0.70% on next $500 million
0.65% on next $500 million
0.60% on assets in excess of
$2,500 million

Delaware VIP Trend Series	December 15, 1999	0.75% on first $500 million
0.70% on next $500 million
0.65% on next $500 million
0.60% on assets in excess of
$2,500 million

Delaware VIP® U.S. Growth	December 15, 1999	0.65% on the first $500 million
Series		0.60% on the next $500 million
0.55% on the next $1,500 million
0.50% on assets in excess of
$2,500 million

Delaware VIP Value Series	July 30, 2004	0.65% on first $500 million
0.60% on next $500 million
0.55% on next $500 million
0.50% on assets in excess of
$2,500 million

DELAWARE MANAGEMENT COMPANY,		DELAWARE VIP® TRUST
a series of Delaware Management Business Trust

By:	/s/Patrick P. Coyne	By: /s/Patrick P. Coyne
Name: Patrick P. Coyne		Name: Patrick P. Coyne
Title: President/Chief Executive Officer		Title: Chairman/President/Chief Executive
Officer

Attest: /s/Kathryn R. Williams		Attest: /s/Kathryn R. Williams
Name: Kathryn R. Williams		Name: Kathryn R. Williams
Title: Vice President/Associate General		Title: Vice President/Associate General
Counsel/Assistant Secretary		Counsel/Assistant Secretary